Exhibit 1.1
[                    ] Shares
OASIS PETROLEUM INC.
COMMON STOCK
PAR VALUE $0.01 PER SHARE
FORM OF
UNDERWRITING AGREEMENT
June [     ], 2010

June [     ], 2010
Morgan Stanley & Co. Incorporated
UBS Securities LLC

c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036

c/o	UBS Securities LLC 299 Park Avenue New York, NY 10171
Ladies and Gentlemen:
     Oasis Petroleum Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and OAS Holding Company LLC, a Delaware limited liability company (“Oasis Holdings” or the “Selling Shareholder”), proposes to sell to the several Underwriters, an aggregate of [                    ] shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”), of which [                    ] shares are to be issued and sold by the Company and [                    ] shares are to be sold by the Selling Shareholder (the “Offering”).
     The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional [                    ] shares of common stock, par value $0.01 per share, of the Company (the “Additional Shares”), if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the “Sellers.”
     The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-165212), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.
     The Company hereby acknowledges that, in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to [                    ] Firm Shares, or [5]% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the FINRA (defined below) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.
     The steps outlined in (A) and (B) below are collectively referred to as the “Reorganization,” and the effective time of the merger is referred to as the “Reorganization Effective Time.” As a result of the Reorganization, the Company will become the sole member of Oasis Petroleum LLC, a Delaware limited liability company (“Oasis LLC”).
     (A) It is further understood and agreed to by all parties that prior to the date hereof the following transactions occurred:
     (1) Oasis LLC formed Oasis Holdings as a wholly-owned subsidiary.

     (2) Oasis Holdings formed Oasis Merger LLC (“Merger LLC”) as a wholly-owned Delaware limited liability company.
     (3) Oasis Holdings incorporated the Company.
     (B) On the Closing Date (as defined herein), the public through the Underwriters will purchase the Firm Shares from the Company and the Selling Shareholder, and:
     (1) Oasis LLC will contribute $1,545 in cash to Oasis Holdings in exchange for a 1% membership interest in Oasis Holdings and EnCap Energy Capital Fund VI, L.P. (“EnCap”) will contribute Oasis LLC membership interests representing a 0.01% interest in Oasis LLC to Oasis Holdings in exchange for a 99% membership interest in Oasis Holdings.
     (2) Pursuant to the Agreement and Plan of Merger by and among Oasis LLC, Oasis Holdings and Merger LLC dated as of                     , 2010 and effective as of the Closing Date (the “Merger Agreement”), Merger LLC will merge with and into Oasis LLC with Oasis LLC being the survivor. Pursuant to the merger, the membership interests in Oasis LLC (other than the interests owned by Oasis Holdings) will be converted into membership interests in Oasis Holdings and the membership interests in the Merger LLC will be converted into membership interests in Oasis LLC and the membership interests in Oasis Holdings held by Oasis LLC will be cancelled.
     (3) As result of the Reorganization, Oasis LLC will become a wholly-owned subsidiary of Oasis Holdings and the former members of Oasis LLC will become the members of Oasis Holdings, owning the same interests in Oasis Holdings that were owned in Oasis LLC.
     (4) In connection with the Reorganization, the limited liability agreement of Oasis Holdings will be amended and restated (as further amended prior to the date hereof, the “Restated Oasis Holdings LLC Agreement”) and the limited liability agreement of Oasis LLC will be also amended and restated. The limited liability company agreement of Oasis LLC, dated as of March 5, 2007, as amended as of the date hereof, is referred to herein as the “Oasis LLC Agreement,” and the amended and restated limited liability company agreement of Oasis LLC to be effective as of the Closing Date in connection with the Reorganization is referred to herein as the “Restated Oasis LLC Agreement.”
     (5) Pursuant to the Contribution Agreement by and among the Company, Oasis LLC, Oasis Holdings, Merger LLC and EnCap dated as of                     , 2010 and effective as of the Closing Date (the “Contribution Agreement”), Oasis Holdings will contribute 100% of the Oasis LLC membership interests to the Company in exchange for [—] shares of the Company’s common stock, representing 100% of the capital stock of the Company. As a result, Oasis LLC will become a wholly-owned subsidiary of the Company.

     (6) Pursuant to the Registration Rights Agreement by and between the Company and Oasis Holdings effective as of the Closing Date (the “Registration Rights Agreement”), the Company will have certain obligations to register for resale to the public the Common Stock that Oasis Holdings receives in connection with the Reorganization that Oasis Holdings does not sell pursuant to this Agreement.
     The Contribution Agreement, the Registration Rights Agreement, the Merger Agreement and the Restated Oasis LLC Agreement are collectively referred to herein as the “Transaction Documents.” The Oasis LLC Agreement, the limited liability company agreement of Oasis Holdings as in effect prior to the Closing Date (the “Oasis Holdings LLC Agreement”) and the limited liability company agreement of Merger LLC as in effect prior to the Closing Date (the “Merger LLC Agreement”) are herein referred to as the “Constituent Documents.”
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the knowledge of the Company threatened by the Commission.
     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, when it became effective, complied and the Prospectus, when it is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date, and any Option Closing Date (as defined in Section 3), will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Regulations”), (iii) as of [___] p.m. on the date hereof (the “Applicable Time”), the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) as of the Applicable Time, each issuer free writing prospectus, if any, identified in Schedule II hereto, including each broadly available road show, if any, when considered together with the Time of Sale Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of its date and as of the Closing Date, and any Option Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (c) At the time of the initial filing of the Registration Statement and at the date of this Agreement, the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Regulations. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used, filed or referred to, and will not, without your prior consent, prepare, use, file or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease, operate or hold its property and to conduct its business and to enter into and assume the liabilities and obligations assumed or to be assumed by it pursuant to the Transaction Documents to which it is a party, as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (e) The Company has no subsidiaries other than as set forth on Schedule III. Each subsidiary of the Company has been duly incorporated, formed or organized, as applicable, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable (such jurisdictions listed on Schedule III), has the corporate or other power and authority to own, lease, operate or hold its property and to conduct its business, and to enter into and assume the liabilities and obligations assumed or to be assumed by it pursuant to the Transaction Documents to which it is a party as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (such jurisdictions listed on Schedule III), except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; immediately after the Reorganization Effective Time, the Company will own 100% of the membership interests of Oasis LLC; after giving effect to the Reorganization, all of the issued equity interests of each subsidiary of the Company, including Oasis LLC, have been or will be duly and validly authorized and issued, fully paid and non-assessable and are or will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, charges or other claims, except (i) liens, encumbrances, charges or claims under the Credit Agreement, dated February 26, 2010, as amended, by and among Oasis LLC, Oasis Petroleum North America LLC, the guarantors party thereto, BNP Paribas, as Administrative Agent and the lenders thereto (as amended, the “Credit Agreement”) or (ii) with respect to subsidiaries other than Oasis LLC, where the existence of such liens, encumbrances, changes or claims would not, individually or in the aggregate, have a Material Adverse Effect.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus. The authorized, issued and outstanding capital stock of the Company is or will be as set forth in the Time of Sale Prospectus and Prospectus under the caption “Capitalization.”
     (h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) outstanding prior to the issuance of the Shares to be sold by the Company have been, or after giving effect to the Reorganization will be, duly authorized and are validly issued, fully paid and non-assessable, and none of such shares of Common Stock was issued or will be issued in connection with the Reorganization in violation of any preemptive or similar rights.
     (i) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the execution and delivery of the Transaction Documents and the First Amendment to the Credit Agreement dated                , 2010 (the “First Amendment”) by the Company and each of its subsidiaries (including Oasis LLC) and by Oasis Holdings and the Merger LLC, as applicable, and the performance by the Company and each of its subsidiaries (including Oasis LLC) and by Oasis Holdings and Merger LLC of their respective obligations under the Transaction Documents and the First Amendment, will not contravene or constitute a Debt Repayment Triggering Event (as defined below) under (i) any provision of applicable law, (ii) the certificate of incorporation, certification of formation, bylaws, operating agreement or limited liability company agreement or any other formation or governing document of the Company or its subsidiaries (including Oasis LLC), Oasis Holdings or the Merger LLC, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries (including Oasis LLC) that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (including Oasis LLC), except for any contravention described in clauses (i) and (iii) which would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries. No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company or its subsidiaries (including Oasis LLC), Oasis Holdco or the Merger LLC of their respective obligations under this Agreement, the Transaction Documents or the First Amendment or the consummation of the transactions thereunder, except (i) registration of the Shares under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), or any necessary qualification under securities or blue sky laws of the various states or by the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares and (ii) where the failure to obtain such consent, approval, authorization, order or qualification would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, have a material adverse effect on the power or ability of the Company and its subsidiaries (including Oasis LLC) or Oasis Holdings or the Merger LLC to perform their respective obligations under this Agreement, the Transaction Documents or the First Amendment or the consummation of the transactions thereunder.
     (k) Neither the Company nor any of its subsidiaries is (i) in violation of its formation, organization or governing documents or (ii) in violation of or in default under any agreement or other instrument binding upon the Company or any of its subsidiaries or their respective properties, except where such violations of defaults of such agreements or instruments would not have a Material Adverse Effect.
     (l) Except as set forth in the Time of Sale Prospectus, since the date of the most recent audited balance sheet included in the Time of Sale Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, capitalization or long-term debt of the Company and its subsidiaries, taken as a whole.
     (m) There are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries (including Oasis LLC) or Oasis Holdings or the Merger LLC is a

party or to which any of the properties of the Company or any of its subsidiaries (including Oasis LLC) or Oasis Holdings or the Merger LLC is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, other than (i) proceedings accurately described in all material respects in the Time of Sale Prospectus and (ii) proceedings that, individually or in the aggregate, would not have a Material Adverse Effect, or material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the Company and its subsidiaries (including Oasis LLC) and Oasis Holdings and the Merger LLC to perform their respective obligations under the Transaction Documents or to consummate the transactions, including the Reorganization, contemplated by the Time of Sale Prospectus or the Transaction Documents; and there are no statutes, regulations, contracts or other documents to which the Company or its subsidiaries (including Oasis LLC) or Oasis Holdings or the Merger LLC is subject or by which the Company or its subsidiaries (including Oasis LLC) or Oasis Holdings or the Merger LLC is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable Regulations.
     (o) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds” will be, required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (p) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive such required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) There are no costs or liabilities arising under Environmental Laws with respect to the operations or properties of the Company and its subsidiaries

(including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Company or its subsidiaries) that would, individually or in the aggregate, have a Material Adverse Effect.
     (r) Except as disclosed in the Registration Statement and the Time of Sale Prospectus, (i) there are no contracts, agreements or understandings between the Company or Oasis LLC and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, including the Shares, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement and (ii) there are no options, warrants or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any securities of the Company or its subsidiaries (including Oasis LLC).
     (s) None of the Company nor any of its subsidiaries, nor any director, or officer of the Company or its subsidiaries, nor, to the Company’s knowledge, any employees, affiliates, agents or representatives of the Company or its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (t) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

     (u) None of the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director or officer of the Entity nor, to the Entity’s knowledge, any employee agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (i) (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (iii) The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) neither the Company nor Oasis LLC has purchased any of its outstanding capital stock or equity, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock or equity, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

     (w) Each of the Company and its subsidiaries has (i) good and defensible title to all of its oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company or its subsidiaries consistent with the reasonable practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (ii) good and marketable title to all other real and personal property owned by the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and Prospectus or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases under which the Company or any of its subsidiaries holds or uses properties described in the Time of Sale Prospectus and Prospectus are in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession or use of the leased or subleased premises. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company reflect in all material respects the right of the Company to explore, develop or receive production from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce for hydrocarbons.
     (x) The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and its subsidiaries to conduct its business in the manner described in the Registration Statement, Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.
     (y) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
     (z) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is threatened or imminent, except for any such dispute that would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or consultants that would reasonably be expected to have a Material Adverse Effect.
     (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.
     (bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own or lease their properties and to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, nonrenewal or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.
     (cc) The Company and each of its subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of Oasis LLC’s most recent audited fiscal year, (i) the Company has no reason to believe that there has been any material weakness in the Company’s or Oasis LLC’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s or Oasis LLC’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or Oasis LLC’s internal control over financial reporting.
     (dd) Except as described in the Time of Sale Prospectus and the Registration Statement, neither the Company nor Oasis LLC has sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (ee) PricewaterhouseCoopers LLP, whose reports are filed with the Commission as part of the Registration Statement is and, during the periods covered by their reports, was an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the Regulations.
     (ff) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; The Company (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (gg) The Shares have been duly approved for listing, subject only to official notice of issuance, on the New York Stock Exchange, Inc. (the “NYSE”).
     (hh) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement or within the applicable grace periods thereafter, it will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the rules of the NYSE that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.
     (ii) The historical consolidated financial statements (including the related notes and supporting schedules, if any) of the Company, Oasis LLC and its subsidiaries included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, the consolidated results of operations and the consolidated changes in cash flows of the entities purported to be shown thereby as of the dates and for the periods specified; such financial statements have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Securities Act and in conformity with GAAP applied on a consistent basis throughout the periods involved and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. The pro forma financial statements included in the Time of Sale Prospectus, the Prospectus and the Registration Statement have been prepared in all material respects in accordance with the applicable accounting requirements of Regulation S-X under the Securities Act and give effect to assumptions made on a reasonable basis as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The summary historical consolidated and pro forma financial data set forth in the Time of Sale Prospectus, the Prospectus and the Registration Statement under the caption “Prospectus Summary—Summary Historical Consolidated and Unaudited Pro Forma Financial Data,” and the selected historical consolidated and pro forma financial data set forth under the captions “Selected Historical Consolidated and Unaudited Pro Forma Financial Data” in the Time of Sale Prospectus, the Prospectus and Registration Statement is accurately presented in all material respects and prepared on a basis consistent with the audited historical financial statements and unaudited pro forma financial statements, as applicable, from which it has been derived. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
     (jj) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (kk) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

     (ll) The Registration Statement, the Time of Sale Prospectus, the Prospectus and each free writing prospectus comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of any foreign jurisdiction in which the Time of Sale Prospectus, the Prospectus or any free writing prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered.
     (mm) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company or any of the subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of its subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the subsidiaries or any of their respective products or services.
     (nn) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, equityholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and which is not so described. There no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.
     (oo) The information underlying the estimates of the Company’s or Oasis LLC’s reserves that was supplied to each of DeGolyer and MacNaughton and W.D. Von Gonten & Co. (the “Reserve Engineers”), for the purposes of preparing the reserve reports and estimates of the proved reserves of the Company disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, the impact of changes in prices and costs, and fluctuations in demand for oil and natural gas, and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and as reflected in the reports the Reserve Engineers prepared with regard to the proved reserves that we own; the estimates of such proved reserves and standardized measure as described in the Registration Statement, the

Time of Sale Prospectus and the Prospectus and reflected in the reports referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates.
     (pp) Each of the Reserve Engineers is an independent petroleum engineer with respect to the Company and its subsidiaries.
     (qq) All United states federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed through the date of this Agreement (taking into account timely filed extensions) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed through the date of this Agreement (taking into account timely filed extensions) by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except (i) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or (ii) insofar as the failure to pay would not result in a Material Adverse Effect.
     (rr) At or before the initial Closing Date:
     (i) the Restated Oasis LLC Agreement shall have been duly authorized, executed and delivered by the Company as the sole member and will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms;
     (ii) each of the Transaction Documents to which the Company, any of its subsidiaries (including Oasis LLC) or the Merger LLC is a party will have been duly authorized, executed and delivered by the Company and any of its subsidiaries (including Oasis LLC) and by the Merger LLC, as applicable, and will be a valid and legally binding agreement of the Company and any of its subsidiaries (including Oasis LLC) and the Merger LLC, as applicable, enforceable against such parties in accordance with its terms; and
     (iii) each of the Constituent Documents to which the Company, any of its subsidiaries (including Oasis LLC) or the Merger LLC is a party will have been duly authorized, executed and delivered by the Company and any of its subsidiaries (including Oasis LLC) and by the Merger LLC and will be a valid and legal binding agreement of the Company and any of its subsidiaries (including Oasis LLC) and the Merger LLC, enforceable against such parties in accordance with its terms;

     provided, with respect to each agreement described above in this clause, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditor’s rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (ss) The issuance of securities to Oasis Holdings pursuant to the Transaction Documents is exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Company, its subsidiaries (including Oasis LLC) or Oasis Holdings has taken or will take any action that would cause the loss of such exemption.
     (tt) The statements relating to legal matters, documents or proceedings included in the Time of Sale Prospectus and the Prospectus under the captions “Corporate Reorganization,” “Material U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders,” “Certain Relationships and Related Party Transactions,” and “Description of Capital Stock,” in each case are accurate in all material respects and fairly summarize such matters, documents or proceedings.
     (uu) As of the Closing Date, the Company will have filed all notices, reports, documents or other information required to be filed by them pursuant to, and will have otherwise complied with all requirements of, all applicable laws in connection with the consummation of the Reorganization, except in each case where such failure would not, individually or in the aggregate, result in a Material Adverse Effect; the Reorganization will be legal, effective and valid and in accordance with the laws of the State of Delaware.
     2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:
     (a) The Selling Shareholder has been duly incorporated, is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the limited liability company power and authority to enter into and assume the liabilities and obligations assumed or to be assumed by it pursuant to the Transaction Documents to which it is a party as described in the Time of Sale Prospectus.
     (b) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.
     (c) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, the Custody Agreement entered into by the Selling Shareholder and Computershare Trust Company, N.A. (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as the Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement ( the “Power of Attorney”) and the Transaction Documents to which it is a party will not contravene (i) any provision of applicable law, (ii) the certificate of formation, limited liability company agreement or other organizational or governing documents of the Selling Shareholder, (iii) any agreement or other instrument binding upon the Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, the Custody Agreement, the Power of Attorney or the Transaction Documents, except such (A) as have been obtained and made under the Securities Act and (B) as may be required by the Exchange Act and the securities or blue sky laws of the various states and any other relevant jurisdiction.
     (d) The Selling Shareholder has, and on each Closing Date will have, (i) valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and (ii) the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement, the Power of Attorney and the Transaction Documents to which it is a party and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.
     (e) The Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by the Selling Shareholder and are valid and binding agreements of the Selling Shareholder.
     (f) Upon (i) the payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, (ii) delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (iii) registration of such Shares in the name of DTC, Cede or such other nominee, and DTC or another person on behalf of DTC maintaining possession of certificates representing such Shares and (iv) DTC indicating by book entries on its books that security entitlements with respect to such Shares have been credited to the Underwriter’s securities account, the Underwriters will acquire a security entitlement (within the meaning under Section 8-501 of the UCC) with respect to such Shares and no action based on an “adverse claim” (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters (assuming that the Underwriters are purchasing such Shares without notice of any adverse claim).
     (g) The Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.
     (h) (i) The Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Applicable Time, the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) as of its date and as of the Closing Date, and any Option Closing Date, the Prospectus does not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(h) are limited to the information regarding the Selling Shareholder (including the related footnotes) set forth under “Principal and Selling Shareholders” in the Time of Sale Prospectus and the Prospectus (the “Selling Shareholder Information”).
     (i) After giving effect to the Reorganization but before the issuance of Shares pursuant to this Agreement, Oasis Holdings will own 100% of the issued and outstanding capital stock of the Company; all of such shares of capital stock have been, or after giving effect to the Reorganization will be, duly authorized and validly issued, fully paid and non-assessable, and Oasis Holdings will own such shares of capital stock free and clear of all liens, encumbrances, charges or other claims.
     (j) At or before the initial Closing Date, each of the Transaction Documents and Constituent Documents to which Oasis Holdings is a party will have been duly authorized, executed and delivered by Oasis Holdings and will be a valid and legally binding agreement of Oasis Holdings, enforceable against Oasis Holdings in accordance with its terms.
     (k) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would reasonably give rise to a valid claim against the Selling Shareholder or any Underwriter for any brokerage commission, finder’s fee or other like payment in connection with the Reorganization or the sale of the Shares by the Selling Shareholder.
     (l) The Selling Shareholder will deliver to the Representatives, prior to the Closing Date, a properly completed and executed Internal Revenue Service Form W-9 or its equivalent (in the case of a U.S. person) or Form W-8BEN or its equivalent (in the case of a non-U.S. person), together with all required attachments to such form.
     (m) There are no affiliations or associations between any member of FINRA and the Selling Shareholder; none of the proceeds received by the Selling Shareholder from the sale of the Shares to be sold by the Selling Stockholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the Bylaws of FINRA) such member except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

     (n) The Selling Shareholder has not relied upon the Underwriters or their legal counsel for any legal, tax or accounting advice in connection with the Reorganization, Transaction Documents or the transactions contemplated thereby, or the offering and sale of the Shares by the Selling Shareholder.
     (o) The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.
     (p) The Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares, if any, that are to be sold by Company to the Underwriters pursuant to this Agreement; and the Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company.
     3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from such Seller at $[ ] per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [ ] Additional Shares at the Purchase Price. Morgan Stanley & Co. Incorporated (“Morgan Stanley”) may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing

Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley and UBS (the “Representatives”), on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by the Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by the Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer pursuant to clause (d), (i) each donee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period, (e) distributions by the Selling Shareholder of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the Selling Shareholder; provided that in the case of any distribution pursuant to clause (e), (i) each distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period; and provided further, that notwithstanding the restrictions in paragraph (e)(i) and (ii) above, the Selling Stockholder may distribute shares of Common Stock to specified members of the Selling Stockholder, which such members shall include (1) Oasis Petroleum Management LLC and (2) certain other members who shall be exempted from the requirement set forth in paragraph (e)(i) and which such members in this clause (2) may acquire in the aggregate not more than [ 1]% of the Company’s outstanding shares of Common Stock after giving effect to the Offering, provided that such distributions by the Selling Stockholder occur at least 35 days after the date of this Agreement and the Selling Stockholder provides at least two business days’ prior written notice to the Representatives if the Selling Stockholder is required to, or intends to voluntarily, file a report under Section 16 of the Exchange Act; (f) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company.
     In addition, the Selling Shareholder, agrees that, without the prior written consent of the Representatives, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Shareholder except in compliance with the foregoing restrictions.
     Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.
     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[ ] per share (the

[1]	This amount plus the amount in the form of lockup for OPM should not exceed 2%.

“Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[ ] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[ ] per share, to any Underwriter or to certain other dealers.
     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller by wire transfer of immediately available funds to the account or accounts designated by the Sellers against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ], 2010, or at such other time on the same or such other date, not later than [                     ], 2010, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Selling Stockholder by wire transfer of immediately available funds to the account or accounts designated by the Selling Stockholder against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [                    ], 2010 [10 business days after expiration of the over-allotment option], as shall be designated in writing by you.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [                    ] p.m. (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by two executive officers of the Company, (i) stating that such officers have carefully examined the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) to the effect set forth in Section 6(a)(i) above; (iii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and (iv) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Selling Shareholder or authorized representative of the Selling Shareholder, to the effect that the representations and warranties the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., outside counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit B.
     (d) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Selling Shareholder, dated the Closing Date, in the form attached hereto as Exhibit C.
     (e) The Underwriters shall have received on the Closing Date an opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the Closing Date, in the form satisfactory to the Underwriters.
     With respect to the negative assurance paragraphs of the opinions referred to in Sections 6(c), 6(d) and 6(e) above, Vinson & Elkins L.L.P. and Andrews Kurth LLP, as applicable, may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of

Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, as to factual matters and to the extent such counsel deems appropriate, Vinson & Elkins L.L.P. may rely upon the representations of the Selling Shareholder contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.
     The opinion of Vinson & Elkins L.L.P. described in Sections 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.
     (f) The Underwriters shall have received on the Closing Date an opinion of Thompson and Knight LLP, counsel to EnCap and its affiliates, dated the Closing Date, in the form attached hereto as Exhibit D.
     (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of the Reserve Engineers, containing statements and information ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the reserve report and related information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.
     (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (i) The “lock-up” agreements, each substantially in the form of Exhibit A-1 and A-2 (with respect to Oasis Petroleum Management LLC), between you and certain affiliates and each of the officers and directors of the Company listed on Schedule IV-A relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (j) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to office notice of issuance.

     (k) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (l) At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Transaction Documents, the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the transactions contemplated thereby, including the issuance and sale of the Shares as herein contemplated and the Reorganization shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.
     (m) The Reorganization, as described in the Registration Statement, Time of Sale Prospectus and Prospectus, shall have been consummated in the manner described therein.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in a timely manner.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus (i) so that, when the Time of Sale Prospectus is delivered to a prospective purchaser, the statements in the Time of Sale Prospectus as so amended or supplemented will not be misleading, in the light of the circumstances under which they were made, or (ii) so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement or (iii) so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To use commercially reasonable efforts to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request; provided, that in connection therewith, the Company will not be requested to file a general consent to services of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is otherwise so subject.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Regulations.
     (i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.
     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of one firm of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty percent of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all costs, expenses and fees and disbursements of counsel incurred by UBS-FinSvc or the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (xi) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (xii) all other costs and expenses of the Sellers incident to the performance of the obligations of the Sellers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 8, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay (a) fifty percent of the cost of any aircraft chartered in connection with the road show and (b) all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section 8 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the

Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors, officers and members, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and the successors and assigns of all the foregoing persons, that has, or is alleged to have, participated in the distribution of the Shares as an underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (ii) that arise out of or are based upon the Directed Share Program, except, with respect to this clause (ii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.
     (b) Without limitation of and in addition to its obligations under the paragraphs of Section 10, the Company agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors, officers and members, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) which, jointly or severally, UBS-FinSvc or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) and (ii) of Section 10(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Participant to pay for and accept delivery of Reserved Shares that the Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Share Program, provided, however, that the Company shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program. Section 10(e) shall apply equally to any proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence, except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of Section 10(a), in any such proceeding, action or suit.
     (c) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its partners, directors, officers and members, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and the successors and assigns of all the foregoing persons, that has, or is alleged to have, participated in the distribution of the Shares as an underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Shareholder Information of the Selling Shareholder provided expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds after underwriting discounts and commissions, but before expenses, to the Selling Stockholder from the sale of the Shares by the Selling Shareholder under this Agreement.
     (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities

(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (e) In case any proceeding (including any governmental investigation), action or suit shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b), 10(c) or 10(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be in the reasonable judgment of counsel inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act that has, or is alleged to have, participated in the distribution of the Shares as an underwriter, except as provided in Section 10(b), (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for UBS-FinSvc, such firm shall be designated in writing by UBS-FinSvc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (f) To the extent the indemnification provided for in Section 10(a), 10(b), 10(c) or 10(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds after underwriting discounts and commissions, but before expenses, to the Selling Stockholder from the sale of the Shares by the Selling Shareholder under this Agreement.
     (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (h) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required on, or by, as the case may be, any of the NYSE, the American Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or any change in financial markets or any calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or (vi) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business that, in your judgment, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of either Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either Seller shall be unable to perform its obligations under this Agreement (which, for purposes of this Section 12, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 11), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters shall be delivered, mailed or sent to you in care of (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and (ii) UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attn: Syndicate Department; (b) if to the Company shall be delivered, mailed or sent to Oasis Petroleum Inc., 1001 Fannin, Suite 202, Houston, TX 77002, Attn: Chief Executive Officer; and (c) if to the Selling Shareholder shall be delivered, mailed or sent to OAS Holding Company LLC, 1001 Fannin, Suite 202, Houston, TX 77002, Attn: Chief Executive Officer.
*      *      *

Very truly yours, Oasis Petroleum Inc.
By:
Name:
Title:

Oas Holding Company LLC By: , its [ ]

By:
Name:
Title:

     Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
UBS Securities LLC

Acting severally on behalf of themselves
and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By:	UBS Securities LLC

By:
Name:
Title:

By:	UBS Securities LLC

By:
Name:
Title:

SCHEDULE I

Number of Firm Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Simmons & Co. International
J.P. Morgan Securities Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Canaccord Genuity, Inc.
Johnson Rice & Company L.L.C
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Scotia Capital (USA) Inc.
Total:

I-1

SCHEDULE II
Time of Sale Prospectus
1.	Preliminary Prospectus issued [ ], 2010
2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]
3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]
4.	[orally communicated pricing information to be included on Schedule II if a final term sheet is not used]

II-1

SCHEDULE III

			Beneficial
	Jurisdiction of	Foreign	Ownership by
Subsidiary	Organization	Qualifications	the Company
Oasis Petroleum LLC	Delaware		100%
Oasis Petroleum North America LLC	Delaware		100%
Oasis Petroleum International LLC	Delaware		100%
Oasis Petroleum Columbia LLC	Delaware		100%

III-1

SCHEDULE IV-A
Lock-Up Agreements
Thomas B. Nusz
Taylor L. Reid
Douglas E. Swanson, Jr.
Robert L. Zorich
Michael McShane
Kent O. Beers
Robert J. Candito
Michael H. Lou
Roy W. Mace
Brett Newton
Walter S. Smithwick
Steven C. Ellsberry
Dean A. Gilbert
Thomas F. Hawkins
Robin E. Hesketh
Robert L. Stovall
Oasis Petroleum Management LLC

IV-A-1

EXHIBIT A-1
FORM OF LOCK-UP LETTER
(Officers and Directors)
June [ ], 2010
Morgan Stanley & Co. Incorporated
UBS Securities LLC

c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

c/o	UBS Securities LLC 299 Park Avenue New York, NY 10171
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and UBS Securities LLC (“UBS”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Oasis Petroleum, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters (the “Underwriters”), of shares (the “Shares”)of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and UBS on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of

Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer pursuant to clause (b), (i) each donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the 180-day restricted period, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned; provided that in the case of any distribution pursuant to clause (c), (i) each distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the 180-day restricted period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.
     In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and UBS on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     If:
     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

2

     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley and UBS that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours, (Name) (Address)

EXHIBIT A-2
FORM OF LOCK-UP LETTER
(Oasis Petroleum Management LLC)
June [ ], 2010
Morgan Stanley & Co. Incorporated
UBS Securities LLC

c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

c/o	UBS Securities LLC 299 Park Avenue New York, NY 10171
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and UBS Securities LLC (“UBS”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Oasis Petroleum, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters (the “Underwriters”), of shares (the “Shares”)of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and UBS on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer pursuant to clause (b), (i) each donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned; provided that in the case of any distribution pursuant to clause (c), (i) each distributee shall enter into a written agreement accepting the restrictions set forth in this lock-up agreement as if it were the undersigned and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period; and provided further, that notwithstanding the restrictions in (c)(i) and (ii) above, the undersigned may distribute shares of Common Stock to its members, which such members shall include (1) persons who are executive officers or otherwise subject to lock-up agreements pursuant to the Underwriting Agreement and (2) certain employees and consultants of the Company who shall be exempted from the requirement set for in (c)(i) above and which such employees and consultants in clause (2) may collectively acquire in the aggregate not more than [ ]% of the Company’s outstanding shares of Common Stock after giving effect to the Public Offering, provided that such distributions by the undersigned occur at least 35 days after the date of the Underwriting Agreement and the undersigned provides at least two business days’ prior written notice to the Representatives if the undersigned is required to, or intends to voluntarily, file a report under Section 16 of the Exchange Act; or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.
     In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and UBS on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

     If:
     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley and UBS that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,
Oasis Petroleum Management LLC
By:

Name:

Title:

EXHIBIT B
FORM OF COMPANY COUNSEL OPINION

EXHIBIT C
FORM OF SELLING STOCKHOLDER’S COUNSEL OPINION

EXHIBIT D
FORM OF OPINION OF ENCAP COUNSEL